SUBLEASE


     This Sublease is executed as of the 1st day of October, 1997, by and between Dover Investments Corporation, a Delaware corporation (the "Sublessor"), whose address is 100 Spear Street, Suite 520, San Francisco, California 94105, and Wilfred, Inc., a Florida corporation (the "Sublessee"), whose address is 100 Spear Street, Suite 520, San Francisco, California 94105.


                          Recitals

     A. Prentiss Properties, as Lessor ("Lessor"), and Sublessor, as lessee, executed a lease on October 1, 1997, (the "Master Lease"). By the terms of the Master Lease, the real property described as approximately 3,464 rentable square feet of office space located on the north east side of the 5th floor of 100 Spear Street, San Francisco, California 94105 (also known as Suite 520) was leased to Sublessor for a term of six (5) years, commencing on October 1, 1997, and expiring on September 30, 2002, with an option to extend the term for an additional period of five (5) years commencing immediately after the expiration of the Master Lease.

     B. Sublessor desires to sublease to Sublessee a portion of the property currently occupied by Sublessor under the terms of the Master Lease, and Sublessee desires to lease that property from Sublessor.

     C. By the terms of Paragraph 5 of the Addendum to the Master Lease, Lessor's consent to this Sublease is not necessary or required.

     THEREFORE, Sublessor and Sublessee agree as follows:

     1. Leasing and Description of Property. Subject to the terms, conditions and covenants set forth in this Sublease, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the property located in San Francisco County, California described as follows: approximately 35% of actual square footage of the 3,464 square feet of office space described in Paragraph A of this sublease (the "Subleased Premises").

     2. Term. This Sublease shall commence on October 1, 1997, and shall end on the date on which the Master Lease expires or terminates, or on a date thirty (30) days after written notice to terminate this Sublease is given by either party hereto to the other, whichever is earlier.

     3. Rent. Sublessee shall pay to Sublessor as rent for the Subleased Premises a rental equal to 35% of the total Base Rent, Operating Expenses, Property Taxes and other payments paid by Sublessor to Lessor under the Master Lease. The rental shall commence on October 1, 1997 and shall be paid on the first day of each calendar month throughout the term of this Sublease. All such rental shall be paid to Sublessor at 100 Spear Street, Suite 520, San Francisco, California 94105, or at any other place designated in writing by Sublessor.

     4. Use of Premises. Sublessee shall use the Subleased Premises for business office purposes and for no other purpose.

     5. Quiet Enjoyment. Sublessor covenants that Sublessee shall be entitled to quiet enjoyment of Subleased Premises, provided that Sublessee complies with the terms of this Sublease.

     6. Condition of Premises. Sublessee agrees that its act of taking possession will be an acknowledgment that the Subleased Premises are in a tenantable and good condition. Sublessee will, at its own expense, maintain the Subleased Premises in a thorough state of repair and in good and safe condition.

     7. Applicability of Master Lease. This Sublease is subject and subordinate to the terms and conditions of the Master Lease.

     8. Assumption. Sublessee hereby expressly assumes and agrees to perform and comply with all the obligations required to be kept or performed by the Lessee under the provisions of the Master Lease to the extent that they are applicable to the Subleased Premises and as modified by this Sublease.

     9. Termination of Master Lease. If the Master Lease is terminated, this Sublease shall terminate simultaneously and the Sublessor and Sublessee shall thereafter be released from all obligations under this Sublease, and Sublessor shall refund to Sublessee any unearned rent paid in advance, except as provided in Paragraph 10 of this Sublease.

     10. Attorneys' Fees. If any action or other proceeding arising out of this Sublease is commenced by either party to this Sublease concerning the Subleased Premises, then as between Sublessor and Sublessee, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs and expenses incurred in the action or other proceeding by the prevailing party.

     11. Duplicate Original Counterparts. This Sublease may be executed in two or more counterparts, all of which when taken together shall constitute one Sublease.

     12. Defined Terms. Capitalized terms used in this Sublease shall have the meaning given to them in the Master Lease, unless otherwise defined herein.

     Executed at San Francisco, California, effective as of the date specified in the first paragraph of this Sublease.

     SUBLESSOR:          DOVER INVESTMENTS CORPORATION,
                         a Delaware corporation

                         By:   Erika Kleczek
                         Its:  Principal Financial Officer


     SUBLESSEE:          WILFRED, INC.,
                         a Florida corporation

                         By:   Lawrence Weissberg
                         Its:  President




                   CONSENT TO SUBLEASE


          THIS CONSENT TO SUBLEASE ("Consent to Sublease") is entered
into as of the     day of     ,1997    , by and among 100 SPEAR
STREET OWNERS CORP. ("Landlord") and Dover Investments Corporation, a Delaware corporation ("Tenant") , and Wilfred, Inc, a Florida corporation ("Subtenant"), with reference to the following facts:

    A. On October 1, 1997, Landlord and Tenant entered into an [Agreement of Lease] ("Master Lease") under which Tenant leased 3,464 rentable square feet on the 5th floor of the building located at 100 Spear Street, San Francisco, California (the "Building"). [Include information about prior subleases, if any, and amendments to Master Lease, if any.]

    B. Tenant and Subtenant now desire to enter into a sublease (the "Sublease") for approximately 1,212 rentable square feet on the 5th floor (the "Sublet Premises") of the Building, a copy of which Sublease is attached hereto as Exhibit A and incorporated herein.

    C. Pursuant to the terms of the Master Lease, as the same may have been amended to the date hereof, Tenant has requested Landlord's consent to the Sublease.

    NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following express terms and conditions to each of which Tenant and Subtenant expressly agree.

   1. The Sublease is subject and subordinate to the Master Lease, and to all of its terms, covenants, conditions, provisions and agreements.

   2. Except for rent payable under the Master Lease, Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease, but only to the extent applicable to the Sublet Premises.

   3.   Neither the Sublease nor this Consent to Sublease thereto shall:

   (a) release or discharge Tenant from any liability whether past, present or future, under the Master Lease;
   (b) operate as an approval by Landlord to or for any of the specific terms, covenants, conditions, provisions or agreements of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped thereby;

   (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Master
Lease, or to waive any present or future breach thereof, or any of Landlord's rights, or to enlarge or increase Landlord's obligations;

   (d) be construed as a consent by Landlord to any further subletting either by Tenant or by Subtenant or to any assignment by Tenant of the Master Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Tenant and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party; further, in connection herewith, both Tenant and Subtenant agree that an assignment by operation of law or a transfer of control of Subtenant (including but not limited to transfer of the controlling interest of the stock of Subtenant, if Subtenant is a corporation)shall be deemed to be a prohibited assignment hereunder; or

   (e) be deemed to create a privity of contract between Landlord and Subtenant, to make Subtenant a third party beneficiary of the provisions of the Master Lease, or to create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Master Lease.

   4. Any breach or violation of any provision of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision. Tenant shall not be released from any liability under the Master Lease because of Landlord's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Master Lease.

   5. In the event of Tenant's default under the provisions of the Master Lease, the rent due from Subtenant under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, under such default, at any time at its option, to give notice to subtenant of such assignment.
Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease.

   6. Both Tenant and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Master Lease and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant (rather than Tenant) occupying the Sublet Premises (including but not limited to any excess cost to Master Landlord of services furnished to or for the Sublet
Premises resulting from the extent to which Subtenant uses them for purposes other than as set forth in the Master Lease).

   7. Notwithstanding anything to the contrary contained in the Sublease, all requests for nay service to be supplied by Landlord to the Sublet
Premises, all requests to alter the Sublet Premises, all requests to further sublet the Sublet Premises or assign the Sublease, and all other requests for Landlord's consent or approval must be made by Tenant on behalf of Subtenant.

   8. The term of the Sublease shall expire and come to an end on its natural expiration date or any premature termination date thereof or concurrently with any premature or natural termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Tenant, by operation of law, or at Landlord's option in the event of default by Tenant) and Subtenant shall vacate the Sublet Premises on or before such date. Notwithstanding the foregoing, in the event that the Term (as defined in the Master Lease) of the Master Lease should terminate prior to the Term (as defined in Section A of the Sublease) of the Sublease, it is agreed that, at the option of Landlord, which option shall be exercisable by written notice to Subtenant prior to or upon the effective date of such termination, Subtenant shall be bound to Landlord under the terms, covenants and conditions of the Sublease as provided in subparagraph (x), below, for the remaining balance of the natural Term of the Sublease (as opposed to early termination) thereof, with the same force and effect as if Landlord were the sublessor under such Sublease, and Subtenant does hereby agree to attorn to Master Landlord as its landlord, such attornment to be effective and sefl-operative without the execution of any further instruments on the part of any of the parties to this Agreement, immediately upon Master Landlord's exercise of the aforementioned option.

   (x) In the event Landlord exercises its option of attornment as provided in the paragraph immediately above, Subtenant shall observe and perform:
(i) each of the terms, covenants and conditions of the Sublease that Landlord designates be observed and performed, and (ii) such other terms, covenants and conditions to which the parties may agree. It is further agreed that Landlord shall not be:

   (a) liable for any act or omission of any prior sublandlord under the Sublease; or

   (b) obligated to cure any defaults of any prior sublandlord which occurred prior to the term that Landlord succeeded to the interest of Tenant under the Sublease; or

   (c) subject to any offsets or defenses which Subtenant may be entitled to assert against any prior sublandlord (including Tenant); or

   (d) bound by any payment of rent or additional rent by Subtenant to any prior sublandlord (including Tenant) for more than one month in advance; or

   (e) bound by any amendment or modification of the Sublease made without the written consent of Landlord; or

   (f) liable or responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to any prior sublandlord (including Tenant), whether or not still held by such prior sublandlord, unless and until Landlord has actually received for its own account as landlord the full amount of such security deposit.

   9. In addition to Tenant's obligations under the Master Lease to maintain insurance, Subtenant shall add and maintain Landlord as an additional insured under Subtenant's insurance policies.

   10. This Consent to Sublease is not assignable, nor shall this consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Master Landlord's prior written consent.

   11. Tenant covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant agrees to indemnify, protect, defend and hold Landlord harmless against same and against any cost or expense (including bu not limited to counsel fees) incurred by Landlord in resisting any claim for such brokerage commission. Further, Tenant and Subtenant represent and warrant that they have dealt with no brokers other than N/A, whose fees are to be paid by N/A. Subtenant agrees to indemnify, protect, defend and hold Landlord harmless against any cost or expense (including but not limited to counsel fees) incurred by Landlord in resisting any claim for brokerage commissions of brokers claiming through or as agent for Subtenant.

   12. Tenant and Subtenant understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration work being performed in the Sublet Premises, that Landlord's consent for such work must be separately sought and will not necessarily be given, and that if such consent is given the same will be subject to Tenant and Subtenant's execution of Landlord's standard form of agreement with respect to work being performed in the Building by persons other than Landlord unless otherwise agreed t in writing by Landlord.

   13. In the event of any conflict between the provisions of this Consent of Sublease and the provisions of the Sublease, the provisions of this Consent to Sublease shall prevail.

   14. This Consent to Sublease shall be construed in accordance with the laws of the State of California and contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct. Time is of the essence of each provision of this Consent to Sublease.

   15. Tenant and Subtenant agree, at any time, and from time to time, upon not less that 15 days prior notice by Landlord to execute, acknowledge and deliver to Landlord, a statement in writing certifying that the Sublease is unmodified and in full force and effect (or, if ther have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the [Annual Base
Rental], additional rent and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, Tenant or Subtenant is in default in performance of any covenant, agreement, term, provision or condition contained in the Sublease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and any prospective purchaser of lessee of the Building, or any trustee of beneficiary under any deed of trust effecting the Building. Tenant and Subtenant also agree to execute and deliver from time to time such other estoppel certificates as an institutional lender may require with respect to the Sublease.

   16. In the event of any arbitration or action or proceeding at law or in equity between or among the parties to this Consent to Sublease as a consequence of any controversy, claim or dispute relating to this agreement or the breach thereof or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the successful party or parties all costs and expenses, including attorneys' fees incurred therein by such successful party or parties, and if such successful party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and fees shall be included in and as part of such judgment.

   17. The execution of a copy of this Consent to Sublease by Subtenant shall constitute Subtenant's acknowledgment that it has received a copy of the Master Lease from Tenant.

          IN WITNESS WHEREOF, the parties have executed this Consent to Sublease as of the date first written above.

LANDLORD: 100 SPEAR STREET OWNERS CORP.,
          a Delaware corporation
          By:   Lend Lease, Inc.
          Its:  Authorized Agent

TENANT: DOVER INVESTMENTS CORPORATION
        a Delaware corporation
        By:  Erika Kleczek
        Its: Principal Financial Officer

SUBTENANT: Wilfred, Inc.,
           a Florida corporation
           By:  Lawrence Weissberg
           Its: President